Exhibit 10.1

OFFICE LEASE AGREEMENT

1.01 - BASIC LEASE PROVISIONS

(a)	Lessee, Legal Entity: BankTrust, an Alabama banking corporation

(b)	Lessee Address: 100 St. Joseph Street, Mobile, Alabama 36602

(c)	Lessee Tax Identification No.: 63-0909434

(d)	Lessor:	The Employees’ Retirement System of Alabama, an instrumentality of The State of Alabama and the Teachers’ Retirement System of Alabama, an instrumentality of the State of Alabama, (collectively, “Lessor”).

(e)	Lessor Address: 201 South Union Street, Montgomery, Alabama 36104

(f)	Lessor Tax Identification No.: 63-0474586

(g)	Lease Date: August 25, 2010

(h)	Premises: Located in the RSA BankTrust Building at 107 St. Francis Street, Mobile, AL 36602, more particularly identified in Section 1.02

(i)	Rentable Square Footage of Premises: 72,247 Square Feet

(j)	Rentable Square Footage of Building: 291,674 Square Feet

(k)	Lessee’s Share: twenty-five (25%)

EXHIBITS

Exhibit A	–	Floor Plans
Exhibit A-1	--	Remote Facility Plan
Exhibit B	–	Work Letter
Exhibit C	--	Operating Costs Exclusions
Exhibit D	–	Rules and Regulations
Exhibit E	--	Reserved Parking Plan
Exhibit F	--	Building Signage

SCHEDULES

1.02 - LEASED PREMISES

This Office Lease Agreement (this “Lease”) is made and entered into on the Lease Date by and between Lessor and Lessee.  Lessor leases to Lessee and Lessee leases from Lessor the Premises, consisting of 72,247 rentable square feet, located on the 1st floor and the mezzanine level, and on the entirety of the 25th, 26th, 27th, 28th, 29th, 30th and 31st floors, situated in that certain office building known as the RSA BankTrust Building and located at 107 St. Francis Street in Mobile, Alabama (the “Building”).  Floor plans for the Premises are included in Exhibit A attached hereto.  The remote drive-through teller facility (“Remote Facility”) to be constructed by Landlord on the ground floor of the Building as shown on Exhibit A-1 shall also be included in the Premises.  “Lessee’s Share” as used in this Lease shall equal the percentage determined using a fraction, the numerator of which is the rentable area contained within the Premises and the denominator of which is the rentable area of the Building.  Lessee’s Share is shown in Section 1.01(k).

1.03 - TERM

(a)       Subject to satisfaction of the Conditions Precedent set forth in subsection 1.03 (b) herein, the initial term of this Lease (the “Initial Term”) shall commence on the earlier of (i) the date on which Lessee, with Lessor's approval, shall take possession of the Premises for the use permitted by this Lease, or (ii)  the date that is thirty (30) days after the later of the date on which a certificate of substantial completion from Lessor’s architect and a certificate of occupancy for the Premises (the “Certificates”) have been issued (the “Commencement Date”), and shall extend for a period of ten (10) years and nine (9) months from the Commencement Date, subject to extension or early termination pursuant to the terms of this Lease.

(b)       The Conditions Precedent are:

(i)       Completion of renovation of the parking facility ready for use, replacement of exterior windows, removal of safety barricades along the sidewalks adjacent to the Building and installation of the signage for the name of the Building as provided in Section 9.08.

(ii)      Installation of the Remote Facility and completion of same ready for operation and use by Lessee and its customers.

(c)       For purposes of this Lease, "Substantial Completion" and “Substantially Complete” shall mean that the work to be performed is sufficiently complete except for normal "punch list" items that can be completed thereafter without unreasonable interference with Lessee’s business operations in the Premises, as reasonably determined by Lessor’s architect and Lessee’s appointed representative.  At least thirty (30) days prior to the Scheduled Commencement Date as described below Lessor’s architect will provide Lessee’s appointed representative with a proposed punch list.  The contractor performing such work and Lessor shall be allowed to enter the Premises at all reasonable times following Substantial Completion as necessary to complete any unfinished punch list items, and such entry shall not constitute an actual or constructive eviction of Lessee, in whole or in part, nor shall it entitle Lessee to any abatement or diminution of Rent (as defined below) or relieve Lessee from any obligation under this Lease.  Lessor shall Substantially Complete its work by September 1, 2011 (the “Scheduled Commencement Date”), subject to delays due to governmental regulation, holding over or retention of possession by any tenant or occupants, unusual scarcity of or inability to obtain labor or materials, labor difficulties, acts of God, casualty or other causes beyond Lessor's reasonable control, any of which shall extend the Scheduled Commencement Date for a period equal to the duration of each such delay.  If Lessor cannot Substantially Complete its work by the Scheduled Commencement Date due to the above mentioned causes, then this Lease shall not be void or voidable and Lessor shall not be liable for any loss or damage as a result of the delay.  Notwithstanding anything herein to the contrary, if the Conditions Precedent have not been satisfied, and the Certificates have not been issued by March 31, 2012, except for reasons due to Lessee’s willful act or willful failure to act, then the provisions of subsection 1.03(d) shall apply.

(d)       Lessor acknowledges that Lessee is presently occupying premises located at 100 St. Joseph Street, Mobile, Alabama 36602 (the “Existing Premises”) pursuant to that certain Lease dated April 17, 1995 between Chippewa Lakes, LLC as landlord and Lessee as tenant (the “Existing Lease”), which Existing Lease expires December 31, 2011.  In the event that Lessor does not achieve Substantial Completion and the Certificates are not issued on or before the Scheduled Delivery Date, regardless of any delays due to the events described more particularly in Section 10.02 and as a result Lessee is unable to vacate and surrender the Existing Premises on or prior to March 31, 2012, then:

(i)       Lessor shall reimburse Lessee for its rental expenditures and any holdover penalties under the Existing Lease and for its rental expenditures for any temporary replacement premises leased pursuant to subsection (ii) below, to the extent that such amounts are incurred after March 31, 2012 and Lessor and Lessee shall cooperate with each other, at no cost to Lessee, in an effort to keep Lessee in occupancy of the Existing Premises and to minimize payment by Lessor of any sums which the landlord under the Existing Lease may require as a condition to permitting Lessee to remain in possession of the Existing Premises after March 31, 2012.

(ii)      In the event Lessor and Lessee are unable to obtain an agreement from the landlord under the Existing Lease permitting Lessee to remain in the Existing Premises for any period after March 31, 2012, Lessor shall, in cooperation with Lessee, locate temporary facilities for use and occupancy by Lessee until that date which is thirty (30) days after such time as the Premises are ready for Lessee’s occupancy for the conduct of its business therein, and Lessor shall pay to Lessee the reasonable costs of moving and relocating Lessee to such temporary facilities, such payment to be made prior to commencement of the Initial Term.

(e)       The parties acknowledge and agree that the area of the Premises to be located on the mezzanine level is intended for use by Lessee as its IT facility (the “Facility Area”) in support of its banking business and is not open to its customers or to the public in general.  It is Lessee’s expectations that its present IT facility can be relocated independently and at an earlier date than the relocation of its business from Lessee’s existing business location.  As an accommodation to Lessee, Lessor agrees that, upon completion of Lessor’s work on the Facility Area and issuance of the certificate of substantial completion and certificate of occupancy for the Facility Area, Lessor shall deliver possession of the Facility Area, for use and occupancy by Lessee under the terms and conditions of this Lease.  Such occupancy shall not modify the terms of this Lease respecting the determination of the Commencement Date of the Lease Term, but Lessee’s obligation for payment of Lessee’s share of Operating Costs, calculated on the rentable square feet of area of the Facility Area, shall commence as to such area on the date Lessee commences use of said area of the Premises.

1.03.1 – OPTIONS TO EXTEND

Lessee shall have the option to renew the term of this Lease for three (3) successive renewal terms of five (5) years each (collectively, the "Renewal Terms," and collectively with the Initial Term, the “Term” or "Lease Term").  Each option to renew must be exercised by written notice from Lessee (“Lessee’s Option Notice”) received by Lessor not later than nine (9) months prior to the expiration of the then-current term.  This option to renew shall be null and void and of no further force and effect if (i) Lessor does not receive Lessee’s Option Notice prior to such nine (9) month period, or (ii) on the date that Lessor receives Lessee’s Option Notice or on the date of the commencement of the Renewal Term that is the subject of Lessee’s Option Notice, (A) this Lease is not in full force and effect, or (B) there exists an uncured Default (as defined in Section 8.01 below).  Each Renewal Term shall be on the same terms and conditions as set forth herein except that the Base Rent defined in Section 1.06.1 and the Parking Card Fee [defined in Section 3.05 (a)] shall be adjusted as provided in said Section 1.06.1.

1.04 - IMPROVEMENTS TO THE PREMISES

The Leasehold Improvements (as defined in the Work Letter) shall be completed on a “turn-key” basis and as described in the Work Letter and in accordance with those certain plans and specifications approved by Lessor and Lessee (the “Plans”), all as provided in the Work Letter.  Term Leasehold Improvements shall also include the Remote Facility, and related equipment and electronics used in the operations thereof (collectively, the “Remote Facility System”)

1.05 - ACCEPTANCE OF PREMISES

Promptly upon Lessor’s delivery of possession of the Premises, Lessee shall notify Lessor in writing of any specific construction work not included in the Plans that Lessor had agreed in writing to perform within the Premises and that, through no fault or request of Lessee or its agents, has been omitted.  Upon receipt of such written notice Lessor shall cause such specified omitted work to be completed.  Lessee’s occupancy of the Premises shall constitute acceptance of the Premises by Lessee except for such omitted work and other punch list items, but subject nevertheless to Lessor’s obligation to construct the improvements in accordance with the Plans.

1.06 - RENT

All monies payable by Lessee to Lessor under this Lease, including without limitation, Base Rent (as defined below) and Additional Rent (as defined below) (collectively, the “Rent”) shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Lessor shall have all rights against Lessee for default in any such payment.  Rent shall be paid to Lessor in advance, on the first day of each calendar month, during the Lease Term, without abatement, deduction or set-off of any kind, except as otherwise provided herein.  Lessee shall pay Rent when due, in legal tender of the United States of America, at the address of Lessor as set forth herein, or to such other person or entity or to such other address as Lessor may designate in writing.    Should this Lease commence on a day other than the first day of the month or terminate on a day other than the last day of the month, the Rent for such partial month shall be prorated based on a 365-day year.

1.06.1 - BASE RENT

Lessee agrees to pay to Lessor base rent (“Base Rent”) throughout the Term in twelve (12) equal monthly installments in advance in the amounts per rentable square foot contained within the Premises (as such amounts may be modified from time to time in accordance with provisions of this Lease) set forth below:

Initial Term

Years	Rate PSF	Monthly Base Rent
Months 0-9:	$00.00	$ 00.00
Months 10 - 36:	$11.00	$66,226.42
Years 4-6:	$11.75	$70,741.86
Years 7-8 :	$12.25	$73,752.15
Years 9-end of lease term:	$12.75	$76,762.44

First Renewal Term

Years	Rate PSF	Monthly Base Rent	Parking
11 – 12	$13.18	$79,351.29	$35.00/space
13 – 14	$13.38	$80,555.41	$35.00/space
15	$13.63	$82,060.55	$35.00/space

Second Renewal Term

Years	Rate PSF	Monthly Base Rent	Parking
16	$14.00	$84,288.17	$40.00/space
17 – 18	$14.25	$85,793.31	$40.00/space
19 – 20	$14.50	$87,298.46	$40.00/space

Third Renewal Term

Years	Rate PSF	Monthly Base Rent	Parking
21 – 22	$15.00	$90,308.75	$45.00/space
23 – 24	$15.50	$93,319.04	$45.00/space
25	$16.00	$96,329.33	$45.00/space

1.06.2 - INTEREST RATE ON DELINQUENCIES

Any installment of the Rent, including without limitation, Base Rent and all other amounts due from Lessee under this Lease in addition to Base Rent (“Additional Rent”), not paid within ten (10) days of the date when due shall be subject to a late charge equal to the lesser of (i) five percent (5%) of such installment or (ii) $100, and shall bear interest from the date due until paid at the greater of (i) the rate equal to eight percent (8%) per annum or (ii) the rate equal to two percent (2%) above the interest rate per annum published or announced from time to time by Bank of America, N.A. and its successors or assigns as their prime rate or base rate of interest (but in no event greater than the highest non-usurious rate permitted under the laws of the State of Alabama) and such interest shall constitute Additional Rent hereunder due and payable with the installment of the Base Rent next due.  These provisions for interest to be paid and late charges shall be in addition to Lessor's other rights and remedies hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

2.02 - ADDITIONAL RENT -- OPERATING COSTS

(a)       Lessee shall pay as Additional Rent Lessee’s Share of all "Operating Costs" for the Building and the land upon which the Building is situated.  "Operating Costs" shall be all expenses paid or incurred by Lessor or on Lessor's behalf as reasonably determined by Lessor to be necessary or appropriate for the ownership, operation, maintenance and repair of the Building, the land upon which it is situated, and any other improvements provided by Lessor to the common areas of the Building or for the general benefit of all of the tenants of the Building, including without limitation, all expenses paid or incurred by Lessor for heating, cooling, electricity, water, gas, sewers, refuse collection, telephone service not separately chargeable to specific tenants, and similar utilities services; the cost of supplies; janitorial services; landscaping, maintenance and replacements; window washing; insurance; management fees; services of independent contractors; cost of all maintenance and service contracts; personal property taxes; non-capitalized alterations or improvements made to the Building by reason of the laws and/or requirements of any insurer or governmental agency enacted, promulgated or made applicable to the Building after the Commencement Date; the cost of compensation (including without limitation, employment taxes and fringe benefits) of all persons who perform duties in connection with such Operating Costs; annualized costs of capital expenditures made after completion of renovation of the Building to the extent that such capital expenditures improve the efficiency of the Building by reducing the Operating Costs and are amortized using a straight-line method over a life acceptable to the appropriate taxing authority together with interest at the rate equal to eight percent (8%) per annum, regardless of whether such capital expenditures are required by governmental law or regulation; the costs of telecommunications equipment and cable that is not used exclusively by any single tenant or any subset of tenants of the Building; painting and decorating common areas, including without limitation, holiday decorations; deductible payments under insurance policies; the cost of legal services that relate to the Building as a whole and are for the benefit of the tenants of the Building; and the cost of accounting services relating to the Building as a whole.  Lessor may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies that insure other properties as well as the Building and said premiums allocable to the Building shall be deemed to be Operating Costs.

(b)       Notwithstanding the provisions of the foregoing subsection (a), Operating Costs shall not include those costs described in Exhibit C attached hereto.

(c)       Notwithstanding anything in Sections 2.02, 2.02.1 and 2.02.2 to the contrary, Lessee’s Share of the Operating Costs before the first anniversary of the Commencement Date shall not exceed an amount equal to $5.00 per rentable square foot contained within the Premises.  After the first anniversary of the Commencement Date, Lessee’s Share of the Operating Costs that are under Lessor’s control shall not increase more than three percent (3%) per annum, and Lessee’s Share of the Operating Costs that are not under Lessor’s reasonable control (defined to include including without limitation, real estate and personal property taxes, insurance, security and common area utilities) shall not increase more than five percent (5%) per annum.

(d)       The parties acknowledge that a portion of the spaces in the Parking Facility will be used for valet parking by the Battle House Hotel for its guests and invitees (the “Valet Spaces”) and that the hotel will not be contributing to the Operating Costs attributable to the Parking Facility.  Accordingly, the Operating Costs for the Parking Facility, for purposes of calculating Lessee’s Share thereof, shall be reduced by an amount equal to the Adjustment Factor.  The Adjustment Factor is an amount determined by multiplying the Operating Costs by a fraction, the numerator of which is the gross revenue received by Lessor for the Valet Spaces, and the denominator of which is the gross revenues from all parking spaces.

2.02.1 - ADJUSTMENT FOR ESTIMATED COSTS

(a)       Within sixty (60) days following the Commencement Date and thereafter at such times as Lessor elects (but no more than once during any Lease year after the first Lease year), Lessor shall furnish Lessee a written statement setting forth the estimated Operating Costs for the succeeding twelve (12) month period together with a statement showing one-twelfth (1/12) of Lessee’s Share of the estimated Operating Costs.  The estimated Operating Costs may reflect anticipated cost increases.  Lessee shall pay one-twelfth (1/12) of Lessee’s Share of the estimated Operating Costs to Lessor monthly.  Failure by Lessor to provide estimated Operating Costs shall not constitute a waiver of Lessee’s obligation to pay Operating Costs.  If Lessor shall not have furnished estimated Operating Costs at the times contemplated herein, then until the first day of the first month next following the month in which revised estimated Operating Costs are provided, Lessee shall pay to Lessor each month an amount equal to the monthly sum payable by Lessee to Lessor under the most current estimate of Operating Costs.  In such event, promptly after revised estimated Operating Costs are furnished to Lessee or together therewith, Lessor shall give notice to Lessee stating whether the aggregate amount of the installments of Lessee’s Operating Costs previously paid for such year is more or less than the aggregate amount of the installments of Lessee’s Operating Costs to be paid for such year in accordance with revised estimated Operating Costs, and within thirty (30) days after receipt of such notice, the parties shall pay the amount of such deficiency or overpayment in the same manner as provided in Section 2.02.2 below.

(b)       Lessor may at any time or from time to time furnish to Lessee a revised estimate of Operating Costs and, in such case, Lessee’s Operating Costs for the remainder of the year shall be based upon such revised estimate of Operating Costs and paid substantially in the same manner as provided in Section 2.02.2 below.

2.02.2 - ACTUAL COSTS

Following each calendar year (or portion of such calendar year if the Lease Term begins or ends in such calendar year) of this Lease, Lessor shall deliver to Lessee a written summary and analysis statement in reasonable detail setting forth the actual Operating Costs incurred during the previous calendar year.  If the actual Operating Costs exceed the previously estimated Operating Costs, Lessee shall pay to Lessor Lessee’s Share of such excess within thirty (30) days following receipt of such statement.  If such statement shows actual Operating Costs to be less than previously estimated Operating Costs, Lessor shall pay to Lessee Lessee’s Share of the difference between the estimated and actual Operating Costs within thirty (30) days following the date of such statement.  Upon written request by Lessee,  Lessor shall deliver to Lessee a complete copy of Lessor’s files supporting its determination of the actual Operating Costs incurred during the previous calendar year, and Lessee shall reimburse Lessor for the reasonable cost of reproducing such materials within thirty (30) days of Lessee’s receipt of an invoice therefor.

3.01-USE OF BUILDING AND REMOTE FACILITY

(a)       The Premises shall be used for executive and general offices and for no other purpose without the prior written consent of Lessor.  Lessee shall not use the Premises in any manner inconsistent with the maintenance of the Building as a first-class office building in the quality of its upkeep, use and occupancy, or in any manner that would necessitate any alteration or addition to the Building.  Lessee shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein anything (i) that is prohibited by or will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted, or (ii) that would vitiate Lessor’s insurance or increase the rate of Lessor’s insurance on the Building.

(b)       The parties acknowledge and agree that, at the time of execution of this Lease, the City of Mobile has designated St. Francis Street for use as a two way street, and that the St. Francis Street exit has been designed to require right turns onto St. Francis Street.  The parties also acknowledge and agree that St. Francis Street may from time to time during the Term be designated for one way vehicular traffic or for two way vehicular traffic (each a “re-designation”).  In the event of any such re-designation(s), Lesser shall at no cost to Lessee reconfigure and construct the St. Francis Street exit to provide for left turns onto St. Francis Street (for one way designation), or for right turns onto St. Francis Street (for two way designation).  Such construction shall be performed during non business hours and vehicular access to and through the Remote Facility shall not be obstructed by reason of such work.  Upon receipt of knowledge of any official notice of intention to make any such conversion, Lessor shall promptly take such action as is necessary in order to complete such reconfiguration for use on the date that St. Francis Street is opened as a converted street.

(c)       Lessor shall not use or allow any other tenant in the Building to use electronics or communication devices that interfere with the use of electronics or communication devices by Lessee.  Upon receipt of notice from Lessee of any such interference Lessor shall immediately cause the use of any such interfering device to cease or to cause such device to be shielded in a manner that eliminates such interference.

(d)       Lessor shall not lease or permit to be leased any space in the Building to any tenant that is not at least a Class B Tenant, which term is defined as tenants that typically occupy premises in Class B Buildings located in Birmingham, Atlanta and Montgomery.

3.02-UTILITIES AND OTHER SERVICES

(a)       Lessor shall furnish building standard amounts of water and electric current for HVAC, lighting, power and elevator services to the extent that they are available to the Building from the appropriate utility companies, the cost of such services shall be included in Operating Costs and Lessee shall have the use of a building standard amount of outlets and fixtures in the Premises, but not less than those as specified in the Plans.  Lessor shall exercise all reasonable efforts to maintain continuity of and keep in good repair the above services; however, Lessor shall in no event be liable in damages for stoppage or interruption of such services or damage for any injury to any person or property arising out of any defect in any apparatus providing such services.  Lessor shall only be required to maintain and operate the HVAC systems for all parts of the Premises between the hours of 7 a.m. and 6 p.m. on Monday through Friday and 8 a.m. and 1 p.m. on Saturday, or as such hours may be extended by Lessor from time to time (holidays excepted).  In the event Lessee shall require HVAC service beyond the hours set out hereinabove, Lessee shall pay to Lessor such uniform charges as Lessor may establish from time to time for such additional HVAC service beyond the hours set out hereinabove; provided however, that, the initial charge for providing such after-hours HVAC service to one floor of the Building shall be Thirty-Five Dollars ($35.00) per hour.

(b)       Lessor shall regulate the use of the elevators in the Building to the end that contractors, vendors and service personnel shall during normal business hours use not more than two elevators with access to and from the Building at the basement level.

3.03 BUILDING REGULATIONS

Lessee shall obey all reasonable rules and regulations of the Building as imposed by Lessor, the current version of which are set forth in Exhibit D and incorporated herein by reference as a part of this Lease.  The rules and regulations are in addition to and shall not be construed to modify or amend this Lease in any way.  Lessor shall have the right to make changes or additions to such rules and regulations provided such changes or additions, except those affecting the safety and operation of the Building or the Premises, do not unreasonably affect Lessee's use of the Premises, the parking facility or the Common Areas. Lessor shall not be liable for failure of any tenant to obey such rules and regulations, except that Lessor shall take reasonable steps to enforce such rules and regulations to the extent necessary to prevent any breach thereof by any tenant that disturbs Lessee’s use of the Premises, the parking facility or the Common Areas.

3.04-QUIET ENJOYMENT

Lessor agrees that subject to the terms, covenants, and provisions of this Lease, Lessee shall have the right, upon observing and complying with all terms, covenants, and provisions of this Lease, to peaceably and quietly occupy and possess the Premises.

3.05 PARKING

(a)       For every five hundred (500) rentable square feet or fraction thereof of office space contained within the Premises, Lessor shall make available to Lessee one (1) parking access card per parking space in the parking facilities located in the Building, on a self-parking basis.  Lessor shall provide throughout the Term twenty (20) of the calculated parking access cards at no charge to Lessee.  The remaining balance of calculated parking access cards shall be at a cost to Lessee of $25.00 per month per parking card (the “Parking Card Fee”), which Parking Card Fee may be increased or decreased by Lessor in accordance with market rates for similar class parking facilities, as determined by Lessor in its commercially reasonable discretion. Notwithstanding the foregoing, the Parking Card Fee payable during the Initial Term (i) shall not increase before the third (3rd) anniversary of the Commencement Date, (ii) shall not increase more than twenty-five percent (25%) and (iii) shall be capped at a not to exceed cost of $31.25 per space per month during the Term.  The number of access cards herein allocated shall increase or decrease pro rata with any increase or decrease in the rentable square footage in the Premises.

(b)       Lessor shall designate fifty of Lessee’s parking spaces as reserved for its use, and Lessee’s reserved parking spaces are designated on Exhibit E attached hereto.

(c)       Use of the parking facility shall be limited to tenants in the Building and for valet parking for guests of the Battle House Hotel.

3.05.1 - PARKING RULES AND REGULATIONS

Lessee shall comply with all commercially reasonable rules and regulations established by Lessor or the operator of the parking facility, provided such rules and regulations are uniformly applied and enforced and do not impair Lessee’s use of the parking facility.  Lessee shall provide to Lessor the license number of automobiles to be parked in the parking facility pursuant to the rights granted hereunder.  Lessor may provide parking stickers to Lessee to identify automobiles parked in such parking facility, and in any event, any automobiles parked in areas reserved for Lessee or for other tenants in the Building which are not properly identified as automobiles belonging to Lessee, or employees or agents thereof, shall be removed by Lessor at the expense of the vehicle owner.

3.05.2 – INTERFERENCE WITH LESSEE’S PARKING

If Lessee is not permitted to utilize any allocated parking space in the parking facility for any vehicle for which Lessee is renting space at any time during the Lease Term by reason of unauthorized use by others, such failure or inability shall not be deemed to be a Default by Lessor provided Lessor takes prompt action to remove such vehicle.

3.05.3 - LESSOR'S RIGHTS

Lessor shall have the right to erect barriers to the parking facility that can be passed or removed by use of a card or other identification system. Lessor shall have the right to promulgate commercially reasonable rules and regulations pertaining to any such system as may be installed, provided same do not impair Lessee’s use of the parking facility.  During the Lease Term, Lessor shall have the right to designate and to relocate visitor parking areas, handicapped persons' parking areas and other restricted parking areas periodically, all at Lessor's sole discretion; provided however that Lessor’s reserved spaces shall not be relocated.

3.06- LIABILITY FOR PERSONAL PROPERTY AND UNAUTHORIZED ACTIVITY

Any personal property maintained on the Premises will be at the sole risk of Lessee and its employees, and Lessor shall not be liable for any act or default not authorized expressly by Lessor, including without limitation, the criminal acts of janitors or other employees or contractors of Lessor.

3.07- ENVIRONMENTAL MATTERS

Lessee and Lessor shall each comply with all Environmental Laws (as such term is defined below) concerning the proper storage, handling and disposal of any Hazardous Material (as such term is defined below) with respect to the Building. Lessee shall not generate, store, handle or dispose of any Hazardous Material in, on or about the Building without the prior written consent of Lessor.  In the event that Lessee is notified of any investigation or violation of any Environmental Law arising from Lessee's activities at the Premises, Lessee shall immediately deliver to Lessor a copy of such notice.  In such event or in the event Lessor reasonably believes that a violation of Environmental Law exists, Lessor may conduct such tests and studies relating to compliance by Lessee with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Lessor deems desirable, all of which shall be completed at Lessee's expense.  Lessor's inspection and testing rights are for Lessor's own protection only, and Lessor has not, and shall not be deemed to have assumed any responsibility to Lessee or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights.  Lessee shall indemnify, defend, protect and hold harmless Lessor and its directors, officers, agents and employees from any and all loss, claim, expense, liability and cost (including without limitation, attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by Lessee, its agents, employees, customers, licensees or invitees.  To the extent possible under the Constitution of the State of Alabama, Lessor shall indemnify, defend, protect and hold harmless Lessee and its directors, officers, agents and employees from any and all loss, claim, expense, liability and cost (including without limitation, attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Building prior to the Commencement Date or introduced during the Lease Term by Lessor, its agents, employees, customers, licensees or invitees.  For purposes of this Lease, the term “Environmental Laws” shall mean any law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.  For purposes of this Lease, the term “Hazardous Material” shall mean any substances, material and wastes which are or become regulated under any Environmental Law or which are classified as hazardous or toxic under any Environmental Law and explosives and firearms, radioactive material, asbestos and polychlorinated biphenyls.

4.01-ASSIGNMENT  -- SUBLET

Lessee shall not assign or mortgage this Lease or sublet all or any portion of the Premises without Lessor's prior written consent in each instance, which consent may not be unreasonably withheld or delayed by Lessor.  Any request for Lessor's written consent to an assignment shall be accompanied by a copy of the proposed assignment which must be in a form reasonably acceptable to Lessor.  No assignment or subletting, if consented to by Lessor, shall relieve Lessee of its liability under this Lease.  Lessee shall pay to Lessor, in consideration for Lessor's written consent to the assignment or sublease, one-half of all rent and other consideration received by Lessee from any such assignee or subtenant that is in excess of  the sum of the rental obligation required under the terms of this Lease for the Premises or a portion thereof for which the consent of Lessor is requested.  This payment shall be paid to Lessor when received by Lessee, whether such payment is received on the effective date of the assignment or sublease or over the term of the assignment or sublease.  Consent by Lessor to any assignment or sublease shall not operate as a waiver of the necessity for Lessee to obtain the prior written consent of Lessor to any subsequent assignment or sublease and the terms of any such consent shall be binding upon the assignee or subtenant.  Lessee shall not mortgage or encumber its interests under this Lease without Lesser’s prior written consent, which shall not be unreasonably withheld or delayed.  Any transfer of this Lease by reason of the sale of all or substantially all of Lessee’s assets or by reason of merger, consolidation or conversion to a different legal entity shall not constitute an assignment for purposes of this Section.

4.02-RECAPTURE OF PREMISES

(a)       For a period of thirty (30) days after Lessee has given written notice to Lessor requesting consent to an assignment of this Lease or a sublease of all or a portion of the Premises, which notice shall identify the proposed assignee or subtenant and specify the terms of the proposed assignment or sublease, Lessor shall have the right, exercisable by Lessor by giving written notice ("Lessor's Termination Notice") to Lessee, to terminate this Lease as to that portion of the Premises that Lessee proposes to assign or sublease effective ninety (90) days following the date of Lessor's Termination Notice to Lessee.  If Lessor elects to terminate this Lease as to such portion of the Premises, Lessee shall, on or before the effective termination date in Lessor's Termination Notice, vacate and deliver to Lessor possession of that portion of the Premises subject to Lessor's Termination Notice.

(b)       Upon termination by Lessor of this Lease with respect to any portion of the Premises, Lessor may, at Lessor's option, enter into a new lease covering such portion of the Premises to be vacated by Lessee with the intended assignee, subtenant or others on such terms as Lessor and the other party may agree.  In such event, Lessee shall not be entitled to any portion of the profit, if any, which Lessor may realize on account of such termination and reletting.  From and after the date of such termination of this Lease, neither Lessor nor Lessee shall have any further obligation to the other with respect to the portion of the Premises subjected to such termination, except for matters occurring or obligations arising prior to the effective date of such termination.

5.02-LESSOR'S RIGHT OF ENTRY

(a)       Lessor and its agents and employees shall have the right to enter the Premises at reasonable hours (and, except in cases of emergency, upon reasonable advance notice to Lessee, which notice, notwithstanding any other provision of this Lease, may be given orally) to make inspections, or to make alterations or repairs to the Building or the Premises.  Lessee shall be entitled at its own option to have an agent present during any such entry.  In the event of an emergency or in order to comply with all laws, orders, ordinances and requirements of any governmental unit or authority (whose compliance is the responsibility of Lessor and is necessary to address imminent risk of injury to persons or damage to property), Lessor and its agents and employees shall have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the Building or the Premises or required by such governmental unit or authority.  Except as expressly provided in this Lease, Lessee shall not be entitled to any abatement or reduction of Rent because of work performed within the Building or the Premises by Lessor; provided, that, (i) if Lessee is prevented from using a material portion of the Premises for its intended purpose for more than an entire business day because of such work, then Base Rent shall abate for that portion of the Premises that is unusable for Lessee’s intended purposes on a per diem basis for each day that Lessee is prevented from using such portion of the Premises as a result of such work or (ii) if Lessee is prevented from using its computer network because of such work, then Base Rent shall abate in its entirety until the use of such computer network is restored.

(b)       During the last nine (9) months of the Lease Term, Lessor shall have the right at all reasonable times to enter the Premises to show the same to prospective tenants or purchasers.  During the last nine (9) months of the Lease Term, Lessor shall also have the right to display "For Rent" signs on the Building or the Premises and to advertise the same for lease.

5.02.1 - MAINTENANCE

(a)       Lessee shall keep the Premises in a reasonably clean and neat condition, repairing any damage to the Premises caused in whole or in part by Lessee or its agents, employees, customers, licensees, or invitees, or by the misuse of the Premises by Lessee or its agents, employees, customers, licensees, or invitees.  The reasonable cost of any such repairs that are performed by Lessor at the request of Lessee, plus an administrative fee of eight percent (8%) of such costs, shall be reimbursed within ten (10) days following Lessor’s delivery to Lessee of written invoice therefor.  Lessor will keep the Premises in a dry and tenantable condition and will maintain in a good state of repair, maintenance and condition the following items, excluding damages caused by normal wear and tear and damages caused by persons other than Lessee or its agents, employees, customers, licensees or invitees: (i) Building standard items located within the Premises including without limitation, all exterior windows, interior light fixtures, doors, electrical and plumbing systems and mechanical installations and or systems and (ii) the Building corridors, lobbies, common areas and structural members and equipment used to provide those services to Lessee and other tenants as set forth herein.

(b)       Lessor shall be responsible for installation of the Remote Facility System in accordance with the Plans and shall assign to Lessee all warranties relating thereto; and Lessee shall be responsible for maintenance and repair of the Remote Facility System thereafter.

(c)       Lessor agrees to furnish Lessee the following services:  (i) central heat and air conditioning in season serving the Building common areas and the Premises; (ii)  electrical lighting service and Building standard bulb replacement for fixtures that are part of the Leasehold Improvements; (iii) janitorial services Mondays through Fridays, exclusive of normal and traditional business holidays, for similar buildings in Mobile, Alabama, including periodic cleaning of floors and carpeting as necessary, and otherwise in accordance with the written standards provided by Lessor to Lessee; and (iv) Building standard amounts of electrical current, but not less than that as specified in the Plans.  All costs incurred by Lessor in performing such maintenance and repairs shall (subject to the provisions excluding certain operating expenses from Operating Costs in Section 2.02) be included in Operating Costs. If such damage is caused by acts or omissions of Lessee, its agents, employees, customers, or invitees, excluding normal wear and tear, Lessee shall pay the entire cost of the repair of such damage.  Lessee shall promptly give Lessor written notice of any damage caused by Lessee, its agents, employees, customers, licensees, or invitees.  Lessee shall further provide Lessor prompt notice of any defective condition in or about the Premises that becomes known to Lessee, but Lessee's failure to provide such notice shall not constitute a Default.  Lessor to the extent reasonably practical, shall endeavor to conduct such maintenance and repairs in such a manner so as to minimize any inconvenience to Lessee.

5.02.2-LESSEE'S RIGHT TO MAINTAIN OR REPAIR

(a)       If within thirty (30) days following written notice by Lessee, Lessor fails or refuses to perform any maintenance or repair to the Premises required of Lessee by virtue of the provisions of this Lease, or to repair or replace any damage to the Building, or in the event of emergency maintenance or repairs, upon such written notice as is reasonable or available under the circumstances, Lessee may, in its sole discretion, cause all required maintenance, repairs, or replacements to be made.  Lessor shall pay Lessee, within ten (10) days following Lessor’s delivery to Lessee of written invoice therefor, all reasonable costs incurred plus interest on such amount at the rate equal to eight percent (8%) per annum from the date such expense is incurred until repaid.  Should fail to pay such invoice within thirty (30) days from receipt thereof, Lessee shall have the right thereafter to deduct the amount of such expenditures from subsequent Rent until Lessee shall have recovered same.

(b)       Lessee shall also have the same right of self-help and offset respecting Lessor’s obligations concerning reconfiguration of the Remote Facility as set forth in Section 3.01 (b).

5.03 - ALTERATIONS BY LESSEE

Lessee shall not make any alterations, additions or improvements in or to the Premises without the prior written consent and approval by Lessor of plans therefor and the contractors performing such work, which consent and approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, with respect to carpeting, painting and other alterations, additions or improvements in or to the Premises that (a) are non-structural in nature (i.e. do not involve changes to the structural elements of the Building, including without limitation, all partition walls in the Premises), and (b) do not involve changes to the Building’s systems, including without limitation, the electrical, plumbing, and HVAC system), Lessee need not obtain Lessor’s prior written consent but must notify Lessor in writing no less than five (5) business days prior to the commencement of any such alterations. All alterations, additions, and improvements made by Lessor or Lessee in and to the Premises (except furniture, fixtures and equipment not permanently attached to the Building or the Premises or any part thereof) and all carpet and draperies installed upon the Premises by Lessor or Lessee shall remain upon and be surrendered without charge to Lessor with the Premises upon the expiration or termination of this Lease.  As a condition to Lessor’s consent to any proposed alterations, Lessor reserves the right in its sole discretion to require the delivery of engineer certificates, lien waivers and subordinations, permits and licenses, certificates of insurance or performance bonds, as it deems appropriate.  Upon completion of such alterations, Lessee shall deliver contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection with the alterations.  All of Lessee’s alterations, including alterations not requiring Lessor’s consent, are to be completed in a good and workmanlike manner, with grades of materials commensurate with those used throughout the Building and in accordance with all applicable laws and ordinances.  If any lien of any mechanic, laborer or supplier or any other lienholder is filed against the Building, the Premises or any other part of the real property upon which the Building is located, arising out of Lessee’s alterations, then within thirty (30) days, Lessee shall have such lien released of record or deliver to Lessor a bond in a form, content, amount, and issued by a surety satisfactory to Lessor in its sole discretion.

5.03.1 - FIXTURES AND EQUIPMENT

(a)       At or before the termination or expiration of this Lease, Lessee shall remove from the Premises its movable personal property, trade fixtures (including the ATM equipment and the safe deposit boxes) and any Lessee’s additions that Lessor agreed were removable upon termination at the time of their installation by Lessee; provided, however, that Lessee shall at its own expense repair any damage or injury to the Premises resulting from such removal.  All permanent fixtures and other improvements, additions or installations (including the vault and the Remote Facility System) shall become the property of Lessor and be surrendered with the Premises upon expiration or termination of this Lease.

(b)       Lessee shall at the expiration of the Lease Term surrender possession of the Premises to Lessor in good repair, broom clean condition, reasonable wear and tear and damage by casualty excepted.

5.04 - ALTERATIONS BY LESSOR

Lessor may make repairs, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or the Building.  Lessor may also make changes, alterations, or additions to any part of the Building not forming part of the Premises.

5.04.1 - ALTERATIONS BY LESSOR -- COMMON AREAS

Subject to compliance by Lessor with the provisions of Section 5.04, Lessor reserves the right in its sole discretion to redesign, redecorate, change, rearrange, alter, reconstruct, relocate, modify, expand, reduce, or supplement any and all of the facilities designed for the common use and convenience of all tenants of the Building, including without limitation, parking areas, driveways and other common areas, so long as access to the Premises (including the Remote Facility) and use of such common areas are not adversely affected thereby.  In connection with any such activity and construction, Lessor may erect temporary scaffolds and other aids to construction on the exterior of the Premises; provided, that, access to the Premises shall not be denied to Lessee and that there shall be no encroachment upon the interior of the Premises. Lessor shall have the right to close the common areas or any portion thereof (including without limitation, all roadways, driveways, access ways, sidewalks, parking areas and facilities now or hereafter located on the land on which the Building is located) at such times and in such manner as is necessary or appropriate in Lessor's sole opinion, to prevent their dedication as public rights-of-way or streets.  Lessor shall maintain the common areas as, at the time in question, are in accordance with good and generally accepted standards of operation of Class B office towers in Mobile, Alabama.

6.01-INSURANCE BY LESSOR

(a)       Lessor shall maintain property damage and public liability insurance against such perils and in such amounts as Lessor may from time to time determine are consistent with coverage which is now, or may in the future be, considered prudent for similar income producing property situated in the same general geographic area as the Building or which any mortgagee or creditor of Lessor requires Lessor to carry.  The named insured on all policies of insurance maintained by Lessor shall be Lessor and, if required, any mortgagee or creditor of Lessor.  The cost of all such insurance maintained by Lessor shall be a part of the Operating Costs.

(b)       The property damage insurance required to be carried by Lessor pursuant to subsection (a) above shall also include coverage for the Leasehold Improvements, including the Remote Facility System, the proceeds of which shall be used to fulfill Lessor’s obligations under Section 6.04 herein.  Upon request of Lessee, but no more frequently than annually, Lessor shall confirm to Lessee the coverage required in this subsection (b).

6.02-INSURANCE BY LESSEE

(a)       During the Lease Term, Lessee shall fully and completely insure all of its personal property located in the Premises against damage by fire, extended coverage, vandalism, water damage, and sprinkler leakage in an amount selected by Lessee which shall, in any event, be adequate to satisfy any co-insurance requirements of the policies providing such insurance.  In addition, Lessee shall also maintain with respect to the Premises, comprehensive public liability insurance, with minimum limits of $2,000,000.00 for injury or death to any one person and $2,000,000.00 for injury or death to more than one person for any one accident or other occurrence, and $2,000,000.00 with respect to property damage.

(b)       Lessee shall maintain the insurance coverage required herein with a company or companies reasonably acceptable to Lessor and qualified to do business in the jurisdiction in which the Premises are located.  The comprehensive public liability insurance shall name Lessor as an additional insured.  Lessee shall deliver certificates of insurance indicating the above-specified coverage to Lessor upon the commencement of the Lease Term, and continuing evidence of such coverage annually.  If such insurance is carried under a blanket policy, Lessee agrees to deliver to Lessor a proper certificate of such insurance, signed by the insurer.  Such insurance policy or policies shall provide that it (they) cannot be canceled without at least thirty (30) days prior written notice to Lessor.

6.03-INDEMNITY

(a)       Lessee shall indemnify and hold harmless Lessor from all loss, claim, demand, damage, liability, or expense, including without limitation, attorneys' fees, resulting from (i) Lessee’s use and occupancy of the Premises and (ii) any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Lessee or any officer, employee, agent, contractor, licensee, guest, invitee or visitor of Lessee in or about the Premises or the Building.  In no event shall Lessee be liable for any punitive or consequential damages incurred by Lessor.  Lessor shall not be liable for any loss or damage to person, property or Lessee's business sustained by Lessee, or other persons, which may be caused by the Building or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage of any water, gas, sewer, or steam pipe, or by theft, or by any act of neglect of any tenant or occupant of the Building or of any other person, or by any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Lessor.

(b)       To the extent possible under the Constitution of the State of Alabama, Lessor shall indemnify Lessee, its agents, and employees and hold Lessee, its agents, and employees harmless from and against any and all claims, demands, causes of action, losses, liabilities, judgments, expenses, and damages to the extent the same (i) are caused by the willful misconduct or gross negligence of Lessor or its authorized representatives in or about the Building or (ii) arise from any accident, injury or damage to any person or property occurring in or about the Common Areas that is caused by or resulting from any act or negligence of Lessor or any officer, employee, agent or contractor of Lessor, except to the extent that such accident, injury, or damage is caused by the acts or negligence of Lessee or an officer, employee, agent or contractor of Lessee.  In no event shall Lessor be liable to Lessee for any punitive or consequential damages incurred by Lessee, including without limitation, damages for loss of business.

6.04-DESTRUCTION

(a)       If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Building or any portion of the Premises untenantable, Lessor shall within thirty (30) days after the occurrence of such damage or within such additional time as is necessary in the event of major catastrophe, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by written notice given within said time advise Lessee of such estimate ("Lessor’s Estimate Notice").  If Lessor estimates that the amount of time required to Substantially Complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then Lessor, or Lessee, if all or a substantial portion of the Premises is rendered untenantable or reasonable access to the Premises is denied, shall have the right to terminate this Lease effective immediately upon giving written notice to the other at any time within thirty (30) days after delivery of Lessor’s Estimate Notice; provided, that, if Lessor so chooses, Lessor's Estimate Notice may also include and  constitute such notice of termination, provided the time to complete the repair and restoration meets the stated criterion.

(b)       Unless this Lease is terminated as provided in the preceding subparagraph, Lessor shall proceed with due diligence to repair and restore the Building and/or the Premises and Leasehold Improvements (including the Remote Facility System) to the condition existing prior to such casualty, subject to reasonable delays for insurance adjustments and also subject to zoning laws and building codes then in effect.  Lessee shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Lessor so long as Lessor shall proceed with due diligence to complete such repairs and restoration.  Lessor shall have no liability to Lessee if such repairs and restoration are not in fact completed within the time period estimated by Lessor; provided, that, so long as Lessee’s acts, omissions or lack of cooperation do not constitute a material reason for the delay, Lessee shall be entitled to two (2) days free rent for each day during the period that commences on the 270-day deadline and ends when the Premises are ready for Lessee’s occupancy for the conduct of its business therein.  Furthermore, if the Premises are not ready for Lessee’s occupancy for the conduct of its business therein within one (1) year from the date such damage occurred and Lessee’s acts, omissions or lack of cooperation do not constitute a material reason for the delay, then Lessee shall have the right to terminate this Lease.

(c)       If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Lessor shall proceed to repair and restore the Building or the Premises and Leasehold Improvements to the condition existing prior to such casualty with all due diligence.

(d)       Lessee acknowledges that Lessor shall be entitled to the full proceeds of any insurance coverage carried by Lessor, for damages to the Premises and the Leasehold Improvements, and Lessee shall be entitled to those proceeds of Lessee's insurance carried for its own personal property and equipment which would be removable by Lessee upon termination.

(e)       If the Premises or the Building is damaged so as to substantially impair Lessee’s use thereof and such damage occurs during the last twelve (12) months of the Lease Term, either Lessee or Lessor shall have the right to terminate this Lease effective immediately upon written notice thereof to the other within thirty (30) days after the date of such casualty.

6.04.1 - RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Base Rent shall abate for that portion of the Premises that is untenantable on a per diem basis from the date of the casualty until and to the extent that Lessee is no longer so prevented from using such portion of the Premises as a result of such casualty.

7.01-LESSEE SIGNS

In addition to the building signage rights granted Lessee in Section 9.08 hereinafter, Lessee shall have the right to place and maintain Lessee’s standard identification and logo signage in the elevator lobbies of each floor of the Premises, at the exterior and interior entrances of that portion of the Premises located on the first floor, and at the Remote Facility.

8.01-EVENTS OF DEFAULT

The occurrence of any one of the following events shall constitute a default (“Default”) under this Lease by Lessee:

(a)       Failure of Lessee to make any payment of Rent or other required payment when due if such failure continues for a period of fifteen (15) days after the date when due.  Lessor agrees to provide written notice of a Default under this subsection; provided, that Lessor shall not be required to give such written notice more than three (3) times during any twelve (12) month period.

(b)       Failure of Lessee to comply with any provision of this Lease other than the events set forth in subsection 8.01 (a) above, with such failure continuing for twenty (20) days after sending of written notice by Lessor to Lessee specifying the nature of non-compliance by Lessee with reasonable particularity; provided, however, if the nature of Lessee's default is such that more than twenty (20) days are reasonably required for its cure, Lessee shall not be in default if Lessee immediately commences or has commenced such cure and thereafter diligently proceeds to cure such default to completion within ninety (90) days.

(c)       The making of an assignment or general arrangement for the benefit of creditors by Lessee or any guarantor of Lessee's obligations under this Lease.

(d)       The filing by Lessee or any guarantor of Lessee's obligations under this Lease of a petition under any section or chapter of the present Federal Bankruptcy Code (or foreign equivalent) or amendment thereto or under any similar law or statute of the United States (or foreign country) or any state (or province) thereof, or the failure to obtain  the dismissal, within thirty (30) days after the filing, of an involuntary petition of bankruptcy or insolvency against Lessee or guarantor of Lessee's obligations under this Lease.

(e)       The appointment of a receiver or trustee for all or substantially all the assets of Lessee or any guarantor of Lessee's obligations under this Lease.

(f)       The attachment, execution or other judicial seizure of any of Lessee's assets located in the Premises or of Lessee's interest in this Lease and such attachment, execution or other judicial seizure is not discharged within thirty (30) days.

(g)       The taking by Lessee or any guarantor of Lessee’s obligations under this Lease of steps to dissolve or liquidate its business.

8.02- REMEDIES IN EVENT OF DEFAULT

Upon the occurrence of Default, Lessor shall have the option to do any one or more of the following after ten (10) days advanced written notice to Lessee:

8.02.1 - TERMINATION OF LEASE

Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor.  If Lessee shall fail to do so, Lessor may without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Lessee or anyone occupying the Premises and its personal property without being liable for any claim for damages.  If Lessor elects to terminate this Lease, Lessee shall pay all Rent past due and shall be entitled to damages in the amount of the Net Present Value (as defined below) of the Rent that would have become due and payable during the remainder of the Lease Term (excluding unexercised Renewal Terms).  "Net Present Value" as used in this Section shall mean the amount discounted to net present value by a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank located nearest to the Premises.

8.02.2 - RELETTING OF PREMISES

(a)       Lessor may enter upon and take possession of the Premises as agent of Lessee without terminating this Lease and without being liable for any claim for damages.  Lessor may relet the Premises and may make any suitable alterations to or refurbish the Premises, or both, or change the character or use of the Premises.  Lessor shall not be required to relet the Premises (i) to any tenant which Lessor may consider objectionable, or (ii) for any use or purpose (A) other than that specified in this Lease or (B) that Lessor may reasonably consider injurious to the Premises.

(b)       Lessor may relet all or any portion of the Premises alone or in conjunction with other portions of the Building for a term longer or shorter than the Lease Term at a rental rate greater or less than the then current rental rate provided in this Lease and upon such other terms (including without limitation, the granting of concessions) as Lessor solely determines to be acceptable.  If Lessor elects to reenter and relet all or any portion of the Premises, Lessor shall be entitled to recover as damages immediately, (i) the costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal of Lessee's property and fixtures, expenses from Lessee's failure to quit the Premises and to leave them in the required condition, any remodeling costs, attorneys' fees, court costs, brokers' commissions, advertising costs, and (ii) the difference between the Rent and all of Lessee's other obligations under this Lease and the actual Rent received by Lessor from the Premises from time to time during the period commencing with the date of the Default and continuing through the end of the Lease Term.

(c)       No such reentry or taking possession of the Premises shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee.  Lessor’s inability to relet the Premises shall not release Lessee's liability for Rent or damages.  If Lessor elects to enter and relet the Premises, Lessor may at any time thereafter elect to terminate this Lease for Lessee's Default.  If Lessor takes possession of the Premises, Lessor shall have the right to rent any other available space in the Building before reletting or attempting to relet the Premises.

8.02.3 - LESSOR’S RIGHT TO SUE MORE THAN ONCE

Lessor may sue periodically to recover damages during the period corresponding to the remainder of the then-current term of this Lease, and no action by Lessor for damages shall bar a later action by Lessor for damages subsequently accruing.

8.02.4 - REMEDIES CUMULATIVE

The remedies, as set forth herein and available to Lessor because of the Default of Lessee, shall be in addition to and shall not exclude any other remedy available to Lessor under this Lease or applicable law.

8.02.5 - WAIVER OF REDEMPTION RIGHTS

Lessee for itself and on behalf of any and all persons claiming through or under it, including without limitation, creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for any portion of its remaining Lease Term after having been dispossessed or ejected from the Premises by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

9.01—WAIVER

(a)       No provisions of this Lease shall be deemed to have been waived unless such waiver is in writing and is signed by the party entitled to such right of waiver.  Forbearance by Lessor to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such Default.  Lessor's receipt of Rent with knowledge of a Default by Lessee of any term or condition of this Lease shall not be deemed or construed to constitute a waiver of such Default.

(b)       Lessor's failure to enforce against Lessee or any other tenant of the Building any of the rules or regulations made by Lessor shall not be deemed a waiver of such rules or regulations.  No act or thing done by Lessor, its agents or employees during this Lease Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and is signed by Lessor.  The delivery of keys to any of Lessor's agents or employees shall not serve to terminate this Lease or surrender the Premises.  No payment by Lessee or receipt by Lessor, of a lesser amount than the Rent due shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as Rent be deemed an accord and satisfaction.  Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy available to Lessor.

9.02 - HOLDING OVER

(a)       Lessee shall surrender possession of the Premises immediately upon the expiration or earlier termination of this Lease.  If Lessee shall continue to occupy or possess the Premises after such expiration or termination without the consent of Lessor, then Lessee shall be a tenant at will.  If Lessor has consented to such holdover in writing, Lessee shall be a tenant from month-to-month.  All the terms, provisions and conditions of this Lease shall apply to the tenancy at will or the month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term, and except that the rental shall be immediately adjusted upward upon the expiration or earlier termination of this Lease to equal one hundred fifty percent (150%) of the Rental for the Premises in effect under this Lease on the day immediately prior to the date of the expiration or earlier termination of this Lease.

The month-to-month tenancy may be terminated by Lessor or Lessee upon fifteen (15) days prior notice to the non-terminating party.  In the event that Lessee fails to surrender the Premises upon such expiration or earlier termination or upon demand if Lessee is occupying the Premises pursuant to a tenancy at will, then Lessee shall indemnify and hold Lessor harmless against all losses or liability resulting from or arising out of Lessee's failure to surrender the Premises.  This includes, but is not limited to, any amounts required to be paid or damages incurred due to the loss of any tenant or prospective tenant who was to have occupied the Premises after said termination pursuant to a binding lease between Lessor and such other tenant or expiration and any related attorneys' fees and brokerage commissions.

(b)       No payment of money by Lessee to Lessor after the termination of this Lease by Lessor or after the giving of any notice of termination to Lessee by Lessor, which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Lease Term or shall affect any such notice given to Lessee prior to the payment of such money.  It is agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises, Lessor may receive and collect when due any and all payments owed by Lessee under this Lease and otherwise exercise its rights and remedies. The making of any such payments by Lessee shall not waive such notice or in any manner affect any pending suit or judgment obtained.

9.03- - REMOVAL OF PROPERTY

If Lessee shall fail to remove any of its property of any nature from the Premises or the Building at the termination of this Lease or when Lessor has the right of re-entry, Lessor may, at its option, immediately remove and store said property without liability for loss or damage, such storage to be for the account of and at the expense of Lessee.  In the event that Lessee shall not pay the cost of storing any such property within thirty (30) days of written notice by Lessor to Lessee of any estimated or actual cost of such storage, Lessor may at its option sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Lessor, in its sole discretion, may deem proper, without notice to Lessee.  The proceeds of such sale may be applied (i) to the cost and expense of such sale, including without limitation, reasonable attorneys' fees actually incurred; (ii) to the payment of the cost for storing such property; (iii) to the payment of any other sums that may then be or thereafter become due Lessor from Lessee under any of the terms of this Lease; and (iv) the balance, if any, to Lessee.

9.04 - NOTICES

All notices or other communications between the parties shall be in writing and shall be delivered to Lessor at the appropriate address set forth in Section 1.01 and to Lessee at its address in the subject building by personal delivery, commercially recognized overnight courier, or prepaid United States registered or certified mail, return receipt requested.  If any notice is delivered in person or by overnight courier, such notice shall be deemed duly given upon receipt.  If any notice is delivered by United States registered or certified mail, return receipt requested, such notice shall be deemed duly given upon receipt thereof.  Lessor and Lessee may from time to time by written notice to the other designate another address for receipt of future notices.

9.05 – ATTORNEYS’ FEES

If either party is required to institute suit or other legal proceedings against the other party to enforce its rights or the obligations of the other party under this Lease, and if either party obtains a final judgment against the other party, the non-prevailing party agrees to pay all reasonable costs, expenses, attorneys’ fees and other litigation expenses incurred by the prevailing party attributable to the enforcement of the prevailing party’s rights or the non-prevailing party’s obligations under this Lease.  Notwithstanding the foregoing, in the event of any default under this Lease, the defaulting party shall pay all the expenses and attorneys' fees incurred by the other party in connection with such default, whether or not any litigation is commenced.

9.06 - RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall create any relationship between Lessor and Lessee other than that of landlord and tenant.  It is acknowledged and agreed that Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of Lessee's business or a joint venturer or a member of a joint or common enterprise with Lessee.

9.07 - SEVERABILITY

The illegality, invalidity or unenforceability of any term, condition, or provision of this Lease shall in no way impair or invalidate any other term, condition, or provision of this Lease.  All such other terms, conditions, and provisions shall remain in full force and effect.

9.08 - BUILDING NAME

(a)       Lessee and Lessor agree that the name of the Building shall be the RSA BankTrust Building for long as Lessee is a tenant in the Building.  The design and location for such Building name signage are shown on Exhibit F attached hereto.  The signage shall be fabricated for illumination and installed at Lessor’s cost and expense.  The maintenance and energy costs of such signage shall be included in the Operating Costs for the Building.

(b)       Moreover, in the event that Lessee’s trade name should change, the name of the Building shall also be changed to substitute Lessee’s new trade name for the previous trade name.  The cost and expense of removal and replacement of such new signage shall be at Lessee’s expense.

9.09 - BROKERAGE COMMISSIONS

It is agreed and understood that Lessor shall be responsible for paying a commission to John Toomey & Company, Inc. The amount of the commission shall be four percent (4%) of the gross Base Rents for the entire term of the lease. Said commission shall be paid ½ upon full execution and ½ once Lessee moves into RSA BankTrust Building.

10.01 - AUTHORIZATION TO SIGN LEASE

Each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with Lessee's limited liability partnership registration statement and partnership agreement or a duly adopted resolution of Lessee's partners, and that this Lease is binding upon Lessee in accordance with its terms.  Lessee shall concurrently with its execution of this Lease deliver to Lessor, upon its request a certified copy of such limited liability partnership registration statement and partnership agreement or resolution of its partners authorizing the execution of this Lease.

10.02 - FORCE MAJEURE

(a)       Except for Lessor’s obligations under subsection 1.03 of this Lease, Lessor shall not be required to perform any term, condition or covenant within the time required in this Lease so long as such performance is delayed or prevented by acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, or any other cause not reasonably within the control of Lessor, and which, by the exercise of due diligence, Lessor is unable, wholly or in part, to prevent or overcome.

(b)       Lessee shall not be required to perform any term, condition or covenant in this Lease (excluding the payment of Rent) so long as such performance is delayed or prevented by acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and which, by the exercise of due diligence, Lessor is unable, wholly or in part, to prevent or overcome.

10.03 - GOVERNING LAW

This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Alabama.

10.04 - MUTAL WAIVER OF SUBROGATION

Notwithstanding anything set forth in this Lease to the contrary, Lessor and Lessee each expressly, knowingly, and voluntarily waive and release any and all right of recovery, claim, action, or cause of action, against the other and its respective agents, officers and employees, for any damage to its properties and loss of business (specifically including without limitation, loss of rent by Lessor and business interruption by Lessee) as a result of the acts or omissions (specifically including without limitation, negligence and intentional misconduct) of the other party, or the other party’s agents, officers and employees, which claims are covered by the insurance required to be maintained by the parties pursuant to the terms of this Lease or other insurance as either party may carry at the time of an occurrence.  In addition, all insurance policies carried by either party covering the Building, the Premises, or the property in the Premises (including without limitation, contents, fire, and casualty insurance) shall expressly waive any right on the part of the insured against the other party for damage to its properties and loss of business as a result of the acts or omissions of the other party or the other party’s agents, officers and employees; or in the alternative, Lessor and Lessee shall each, on or before the Commencement Date obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the property, rent loss, and business interruption insurance maintained by it for the Building, the Premises, and the property located in the Premises.

10.05 - SUBORDINATION

(a)       Lessee agrees to subordinate this Lease to any ground lease, mortgage, deed of trust, security agreement, assignment of lease or other security instrument encumbering the Premises, and all renewals, modifications, consolidations, replacements and extensions thereof (“Fee Mortgage”) hereafter created upon the Premises, but Lessee agrees that any ground lessor, mortgagee or beneficiary under a Fee Mortgage, and its successors and assigns (“Fee Mortgagee”), shall have the right at any time to subordinate such Fee Mortgage to this Lease.  Lessee agrees upon demand to execute such further instruments subordinating this Lease as Lessor may reasonably request.  Notwithstanding the foregoing, as a condition to Lessee's obligation to subordinate hereunder, Lessor shall obtain and furnish to Lessee a subordination, non-disturbance and attornment agreement (the "Non-Disturbance Agreement") executed by Fee Mortgagee providing that Lessee's possession of the Premises will not be disturbed so long as Lessee continues to perform its obligations under this Lease and accepts Fee Mortgagee as its landlord as provided below, Lessor represents to Lessee that as of the date of the execution and delivery of this Lease, there is no Fee Mortgage.

(b)       Subject to the terms of the Non-Disturbance Agreement, Lessee confirms that if by reason of a default under any Fee Mortgage, Fee Mortgagee or its successor or assignee in interest becomes Lessor hereunder, Lessee shall attorn to and shall recognize such Fee Mortgagee or its successor or assignee as Lessee's landlord under this Lease, provided that such successor in interest (i) shall assume and perform the Lessor’s obligations under this Lease so long as such successor owns the Building; (ii) shall not be bound by any payment of Rent for more than the current month to any prior Lessor; (iii) shall not be liable for damages for any previous act or omission by any prior landlord under this Lease; and (iv) shall not have any obligation with respect to any security deposited under this Lease unless such security has been physically delivered to the party succeeding to the interest of Lessor. Lessee shall execute and deliver, at any time and from time to time, upon request of Lessor or of Fee Mortgagee, any instrument which may be reasonably necessary or appropriate to evidence such attornment.  Lessee waives the provisions of any statute or rule of law now or hereafter in effect which may give or propose to give Lessee any right or election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by Fee Mortgagee to acquire Lessor's interest hereunder.

11.01 – OPTION AND RIGHT OF FIRST REFUSAL

 (a)       Lessee shall have the option (the “Option”), exercisable at any time during the Term, to lease the 24th floor of the Building (the “Expansion Space”) upon the same terms and conditions that apply to the Premises (specifically including without limitation, the Rent on the per rentable square foot basis that is applicable to the Premises), provided the Expansion Space is not at such time subject to a bona fide lease to another tenant.  In the event Lessee should exercise the Option, the parties will within thirty (30) days from date of such notice enter into and execute an amendment to this Lease which will incorporate the Expansion Space into and as a part of the Premises as provided in subsection (e) of this Section 9.15.

(b)       Lessor also agrees that at any time prior to the end of the Lease Term, if Lessor receives a bona fide letter of intent from a prospective third party tenant acceptable to Lessor (the “Proposal”) to lease the Expansion Space, Lessor shall notify Lessee in writing of the lease term and the portion of the Expansion Space to be leased pursuant to the Proposal, and Lessee shall have the right (the “Right of First Refusal”) within thirty (30) days from the date of  receipt of notice of the Proposal and Lessor's notice to Lessee to advise Lessor in writing that Lessee agrees to lease that portion of the Expansion Space contained in the Proposal (the “Offer Space”), which notice shall constitute a binding obligation to lease the Offer Space in its present condition upon the terms and conditions that apply to the Premises (specifically including without limitation, Rent on the per rentable square foot basis that is applicable to the Premises), except as modified by this Section.  Failure by Lessee to notify Lessor of its exercise of the Right of First Refusal within the time specified shall be deemed an election by Lessee not to exercise its Right of First Refusal with respect to such Proposal.  The Right of First Refusal shall not terminate until the entire Expansion Space has been included in the Premises pursuant to this Section.

(c)       So long as the Expansion Space is encumbered by the Right of First Refusal, any leasehold interest granted in favor of a third party in accordance with this Section within the Expansion Space shall not exceed a five (5) year term, including option or renewal terms, and Lessor shall use its best efforts to obtain the right to relocate such tenant in such lease agreement.

(d)       Lessee's obligation to pay Rent on any additional leased premises added pursuant to the terms of this Section (the “Additional Premises”) shall commence on the date which is the earlier of (i) six months from the date that exclusive possession of the Expansion Space (or applicable portion thereof) is delivered to Lessee or (ii) thirty (30) days from the date of the issuance of the certificate of occupancy for the applicable portion of the Expansion Space.  If Lessee exercises the Option or the Right of First Refusal, Lessor shall contribute to the cost of Lessee’s improvement of such space at the rate of $65.00 per rentable square foot of such improved space provided, however, that Lessor’s contribution shall be amortized over the Initial Term by multiplying the contribution times a fraction, the numerator of which is the number of calendar months and portion thereof remaining in the Initial Term as of the date(s) of the exercise of the option(s) by Lessee, and the denominator of which is the total number of months in the Initial Term.  Construction of Lessee’s improvements shall be performed in accordance with the provisions of Section 5.03, and Lessor shall cooperate with Lessee in providing access to the Building and the Expansion Space for Lessee’s contractors and material suppliers.

(e)       Upon the exercise of either the Option or the Right of First Refusal, all rental obligations of Lessee contained in this Lease, including without limitation, the definition of “Lessee’s Share” shall be adjusted to reflect the increase in the area of the Premises.  Prior to delivery of possession, Lessor and Lessee shall execute an amendment to this Lease reflecting and confirming the addition to the Premises of the Additional Premises, the additional Base Rent caused thereby, the change in Lessee’s Share caused thereby and any other revisions necessary due to the addition of the Additional Premises to the Premises and providing that all other terms and conditions of this Lease shall apply to the Additional Premises.

(f)       It is understood and agreed by the parties hereto that Lessee cannot exercise the Option or the Right of First Refusal under this Section during any period of time that there exists an uncured Default.  In no event shall the occurrence of a Default extend the time period that Lessee has to exercise such right.

11.02 – MEMORANDUM OF LEASE

Upon request of Lessee, Lessor shall promptly execute a memorandum of this lease in substance and form mutually agreed to by the parties, suitable for recording in the public records of Mobile County, Alabama.

[Signatures on Following Pages]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be dated as of the date first set forth above and to be duly executed and delivered.

LESSOR:

The Teachers' Retirement System of Alabama

By: /s/ David G. Bronner
David G. Bronner, Secretary-Treasurer

The Employees' Retirement System of Alabama

By: /s/ David G. Bronner
David G. Bronner, Secretary-Treasurer

/s/ Lindy J. Beale
Legal Counsel for Lessor for Form

STATE OF ALABAMA	)
COUNTY OF MONTGOMERY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that David G. Bronner, whose name as Secretary-Treasurer of The Teachers' Retirement System of Alabama, an instrumentality of the State of Alabama, and The Teachers’ Retirement System of Alabama, an instrumentality of the State of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said instrumentalities.

Given under my hand and official seal this the 25th day of August, 2010.

/s/ Sandra Churchwell
Notary Public

AFFIX SEAL

My commission expires:  June 23, 2014

LESSEE:

BankTrust

By:	/s/ W. Bibb Lamar
W. Bibb Lamar
Chairman and CEO

STATE OF ALABAMA	)
COUNTY OF MOBILE	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that W. Bibb Lamar, whose name as Chairman and CEO of BankTrust, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he/she, as such he and with full authority, executed the same voluntarily for and as the act of said BankTrust.

Given under my hand and official seal this the 19th day of August, 2010.

/s/ Carolyn Peterson
Notary Public

AFFIX SEAL

My commission expires:  September 11, 2011

EXHIBIT B

WORK LETTER

This Work Letter is attached to and made a part of that certain Office Lease Agreement dated                            , 2010 (the “Lease”) between The Teachers' Retirement System of Alabama, an instrumentality of the State of Alabama, and The Employees' Retirement System of Alabama, an instrumentality of the State of Alabama, (collectively, “Lessor”), and BankTrust, an Alabama banking corporation (“Lessee”).

To induce Lessee to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter may apply thereto) and in consideration of the mutual covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1.        DEFINITIONS.  The terms defined in this Paragraph 1, for all purposes of this Work Letter, shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this Work Letter.

1.1       “Construction Contract” shall mean the agreement to be entered into between Lessor and the Project Contractor for performance of the Leasehold Improvements in accordance with the Construction Documents.

1.2       “Construction Documents” shall mean the plans, specifications and working drawings prepared by the Project Designer based upon the Preliminary Plans.

1.3       “Leasehold Improvements” shall mean the items which are supplied, installed and finished by Lessor for Lessee pursuant to this Work Letter.

1.4       “Lessor's Contribution” shall mean all costs incurred in connection with the Leasehold Improvements from start to finish for the design, construction, inspection and completion of the Premises in accordance with the Construction Documents and as otherwise necessary to complete the Leasehold Improvements for Lessee’s full use of the Premises without additional work being required to be performed by Lessee.

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1.5       “Lessor’s Work” shall mean the building standard items which are supplied, installed and finished by Lessor, according to building standard specifications and which complete the Premises to Shell Condition, ready for construction of the Leasehold Improvements by Lessor.

1.6       “Preliminary Plans” shall mean the schematic layout and finish descriptions that serve as the basis for the preparation of Construction Documents.

1.7       “Project Contractor” shall mean the general contractor to be selected by Lessor to construct and install the Leasehold Improvements.

1.8       “Project Designer” shall mean Goodwyn Mills & Cawood.

1.9       “Shell Condition” shall mean the Substantial Completion of the Premises with the following improvements: (a) unfinished insulated outside walls and unfinished concrete floors; (b) building standard power supplied to panels provided on floors; (c) HVAC ducts completed for core loop on each floor of the Building, (d) main elevator lobby of the Building; (e) vertical transportation for contractors and subcontractors to perform Lessee's Work; and (f) sprinkler risers on each floor of the Building.

1.10      “Substantial Completion” is defined in Section 1.03(c) of the Lease.

2.        SUITE DESIGN.

The Project Designer has prepared the Preliminary Plans and they have been approved by Lessor and Lessee.  A description of the Preliminary Plans (including alternates as provided therein) is set forth on Exhibit A attached hereto.

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3.        COMPLETION OF THE PREMISES.

3.1       All work involved in completion of Lessor’s Work and the Leasehold Improvements shall be paid for by Lessor (applying Lessor’s Contribution thereto), and shall be carried out by the Project Contractor in accordance with the Construction Documents and under the sole direction of Lessor.  Lessee shall cooperate with Lessor and Project Contractor to promote the efficient and expeditious completion of such work.

3.2       If there are any changes in the Leasehold Improvements requested by Lessee and if such change requires the issuance of a change order, each such requested change must receive the prior written approval of Lessor, not to be unreasonably withheld.  To the extent the change order increases the cost of the Construction Contract, including any costs to Lessor for architects’ and engineers’ fees, such costs shall be paid for by Lessee; provided however, Lessee shall not be responsible for the cost of any change in the Leasehold Improvements on account of any failure of the Construction Documents to conform to the Preliminary Plans.

3.3       Under no circumstances whatsoever will Lessee or Lessee’s authorized representative ever alter or modify or in any manner disturb any system or installation of the Building, including, but not limited to, Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning systems, Central fire protection and fire alert systems, Central building maintenance systems, Central structural systems, elevators and anything located within the Central core of the Building.  Only with Lessor’s express written permission and under direct supervision of Lessor or Project Contractor shall Lessee or Lessee’s authorized representative alter, add to or modify, or in any manner disturb any Branch of any system or installation of the Building that is located within the Premises, including, but not limited to, Branch plumbing system, Branch electrical system, Branch heating, ventilating and air conditioning system, and Branch fire protection and alert system (for the purposes of this Section 3.2, “Central” shall be defined as that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building, and shall include without limitation, main fire loops on each floor of the Building and duct work to the VAV box; and “Branch” shall be defined as that portion of any Building system or component which serves to connect or extend Central systems into the Premises).

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Lessor shall insure that all design, construction and installation conforms to the requirements of applicable building, plumbing, electrical and fire codes and the requirements of any authority having jurisdiction over or with respect to such work, as such codes and requirements may from time to time be amended, supplemented, changed or interpreted.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Work Letter as of the day and year first above written.

[Signatures on Following Pages]

4

LESSOR:

The Teachers' Retirement System of Alabama

By:_____________________________________
David G. Bronner, its Secretary-Treasurer

The Employees' Retirement System of Alabama

By: ____________________________________
David G. Bronner, its Secretary-Treasurer

______________________________________
Legal Counsel for Lessor

STATE OF ALABAMA	)
COUNTY OF ___________________	)

 I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that David G. Bronner, whose name as Secretary-Treasurer of The Teachers' Retirement System of Alabama, an instrumentality of the State of Alabama, and The Teachers’ Retirement System of Alabama, an instrumentality of the State of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said instrumentalities.

Given under my hand and official seal this the __________ day of __________________, 2010.

______________________________________
Notary Public

AFFIX SEAL

My commission expires:  _________________________________________

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LESSEE:

BankTrust

By:	_______________________________________
W. Bibb Lamar
Chairman and CEO

STATE OF ALABAMA        )
COUNTY OF MOBILE         )

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that W. Bibb Lamar, whose name as chairman and CEO of BankTrust, an Alabama banking corporation is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the ________ day of _____________, 2010.

__________________________________________________
Notary Public

AFFIX SEAL

My commission expires:  _______________________________________

6

EXHIBIT C

Operating Costs Exclusions

(a)       Cost incurred in connection with the original construction of the Building or any expansion of or addition thereto;

(b)       Legal fees incurred in connection with the original development, refinancing, lease or sale of the Building, real estate leasing and brokerage commissions and other fees paid with respect to Lessor’s leasing activities, and advertising and marketing expenses;

(c)       Costs for which Lessor is fully reimbursed by any specific tenant or specific occupant of the Building or from any other third party or would have been reimbursed through proceeds of insurance had Lessor maintained the insurance coverages that it is required to maintain under the terms of this Lease;

(d)       Any bad debt loss, rent loss or reserves for bad debts or rent loss;

(e)       Expenses of extraordinary services provided to other tenants in the Building which are made available to Lessee at cost or for which Lessee is separately charged;

(f)       Costs associated with the operation of the business of the entity that constitutes Lessor, as the same are distinguished from the costs of operating the Building, and costs of debt service, selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the Building;

(g)       The wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are allocated to reflect the actual time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building;

(h)       Amounts paid as ground rental by Lessor;

(i)       Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in connection with renovations, improvements or decorations that are solely for the benefit of  other tenants or occupants of the Building;

(j)       Any compensation paid to clerks, attendants or other persons in commercial concessions or other vending operations located in any parking area or garage;

(k)       Costs incurred by Lessor due to the violation by Lessor or by any tenant of the Building of the terms and conditions of any lease of space in the Building;

(l)       Costs related to Lessor's gross negligence;

(m)       Any management fee in excess of four percent (4%) of the aggregate of gross receipts of all base rent, additional rent and other pass-through costs collected in connection with the Building or any management fee payable to Lessor or a subsidiary, parent or affiliate of Lessor unless such entity is organized for the purpose of managing the Building and operated as a separate business; and

(n)      Real estate or personal property ad valorem taxes accruing during the Lease Term for so long as the Lessor named in this Lease is the owner of the Building and the land on which it is situated, or such property is otherwise exempt from taxation.

EXHIBIT D

Rules and Regulations

1.	In no event shall Lessee make any structural alterations or alterations to the exterior windows to the Leased Premises.
2.	The rights of each Lessee in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such Lessee’s premises for the Lessee and its employees, licensees and invitees, and no Lessee shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No Lessee shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building and the public facilities, as well as facilities furnished for the common use of the Lessees.
3.	Lessor may refuse admission to the Building outside of Business Hours on Business Days to any person without proper ID or not known to security in charge or not having a pass issued by Lessor or the Lessee whose premises are to be entered or not otherwise properly identified, and Lessor may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. During any invasion, riot, public excitement or other commotion, Lessor may limit access to the Building by closing the doors or otherwise for the safety of the Lessees and protection of property in the Building.
4.	Only Lessor or persons approved by Lessor shall be permitted to furnish to the Premises janitorial services.
5.	No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Lessor for the Building shall be attached to or hung in, or used in connection with, any exterior window or, in the case of a multi-tenant floor, the door of the premises of any Lessee, without the prior written consent of Lessor. Such curtains, blinds, shades or screens must be of appropriate quality, type, design and color, and attached in the manner approved by Lessor.
6.	No lettering, sign, advertisement, notice or object shall be displayed on the exterior windows or, in the case of a multi-tenant floor, the exterior doors, or on the outside of any Lessee's premises, without the prior written consent of Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove the same without any liability, and may charge the expense incurred in such removal to the Lessee violating this rule.
7.	The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Lessee, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.
8.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.
9.	No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any Lessee or the Building.
10.	No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Lessor, might disturb other Lessees in the Building, shall be made or permitted by any Lessee. Nothing shall be done or permitted in the premises of any Lessee which would impair or interfere with the use or enjoyment by any other Lessee of any space in the Building.
11.	No Lessee, nor any Lessee's contractors, employees, agents, visitors or licensees, shall at any time be into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material.
12.	Additional keys for a Lessee's premises and toilet facilities shall be procured only from Lessor and paid for by Lessee at Lessor’s actual cost. Each Lessee shall, upon the termination of its tenancy, turn over to Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Lessee.

13.	All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Lessor or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Lessor and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Lessor with any Lessee for moving large quantities of furniture and equipment into or out of the Building.
14.	Lessor shall have the right to prohibit any advertising or identifying sign by any Lessee which, in Lessor's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Lessor, such Lessee shall refrain from and discontinue such advertising or identifying sign.
15.	Lessor shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any Lessee's premises. If, in the reasonable judgment of Lessor, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the Lessee and in such manner as Lessor shall determine.
16.	Lessor, its contractors, and their respective employees shall have the right to use, without charge thereof, all light, power and water in the premises of any Lessee while cleaning or making repairs or alterations in the premises of such Lessee.
17.	No premises of any Lessee shall be used for lodging of sleeping or for any immoral or illegal purpose.
18.	The requirements of Lessees will be attended to only upon application at the office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from Lessor.
19.	Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.
20.	Lessee shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other Lessees or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease or by consent of Lessor.
21.	Nothing shall be done or permitted in any Lessee's premises, and nothing shall be brought into or kept in any Lessee's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, nor shall there be installed by any Lessee any ventilating air conditioning, or electrical or other equipment of any kind which, in the reasonable judgment of Lessor, might cause any such impairment or interference.
22.	No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any Lessee's premises shall not be used for any purpose other than the purposes for which they were designed or constructed; and no sweepings, rubbish, rags, acid or other foreign substances shall be deposited therein. In addition, no illegal materials shall be discharged which may damage the building or the environment.
23.	All entrance doors in each Lessee's premises shall be left locked and all windows shall be left closed by the Lessee when the Lessee's premises are not in use.
24.	Hand trucks not equipped with rubber tires and side guards shall not be used within the Building. In addition no hand truck, equipment, or deliveries will be allowed in the passenger elevators.
25.	All windows in each Lessee's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the Lessee's premises.

26.	If the Premises is or becomes infested with vermin solely as a result of any misuse or neglect of the Premises by Lessee, its agents, employees, visitors or licensees, Lessee shall at Lessee's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Lessor and shall employ such exterminators and such exterminating company or companies as shall be designated by Lessor, or if none is so designated as reasonably approved by Lessor.
27.	Pallet jacks are not to be used without prior approval of the Building Manager.
28.	To the extent there is a conflict between the provisions contained in the Lease and these rules, the provisions of the Lease shall govern and control.

Rental Remittance
Rent is due and payable in advance to the RSA Investment Accounting Offices.  As a courtesy, statements detailing rent and tenant charges are sent to each tenant during the middle of the month for the following month’s Rent due.  All checks should be made payable to the RSA Building Expense Fund and mailed to The Retirement Systems of Alabama, Attn: Heather Smith, P.O. Box 302150, Montgomery, AL 36130-2150.  Rent not paid in a timely manner shall be subject to a late charge.

Security Measures
A life safety system is provided in accordance with applicable federal, state and local laws.  The system includes fire alarm, emergency generators for elevator and emergency light service, stair pressurization, etc.

Vendor/Contractor Access
There may be circumstances in which a Lessee will require vendors or contractors to perform work in your suite during non-business hours.  Written approval is required from the Building Manager.  In such instances, please provide written notification to Building Management including:

●	The company name
●	Names of all people who will be doing the work
●	Date(s) the work will be performed
●	Time the contractor will arrive and depart
●	Description of the work being done

Arrangements must be made by the tenant to provide vendor with access to their premises.

Solicitation
Solicitation is not allowed in the building or on the building premises.  Please notify building management immediately (see page 6 for phone number) if you notice a solicitor within the Building.  Report as much specific information about the person’s appearance and behavior as you can.  Building staff will attempt to locate the person as quickly as possible and escort them off the premises.

Theft
Report any suspected theft, no matter how small to Building Management immediately.  You may also notify the Police Department or the proper authorities.  The building’s insurance policy does not cover the theft of tenant’s personal belongings.  Personal property insurance is the responsibility of each tenant.

Incident Reports
As a building policy you are to report the details of any accident, theft, or injury that occurs on the premises.  Please notify the Building Manager’s Office as soon as an incident occurs so we can follow up with the appropriate record taking.  We appreciate your cooperation in answering any questions the building staff may have pertaining to the incident.

Suite Security Measures
Security often involves common sense.  Because any building system is only as effective as the people relying on it, we encourage you to review these security reminders to help you avoid unnecessary loss and problems within your suite.

1.	When you secure your premises at the end of the business day, lock all doors and then verify that they are properly locked. We recommend securing your suite entry door after 5 p.m. even if people are working late.
2.	Do not leave personal property in clear view.
3.	Notify the Building Manager or security guard (see page 6 for numbers) immediately if you notice a suspicious person loitering in or about your premises. Be suspicious of any person who enters or approaches your suite and when confronted makes excuses that they’re lost or looking for another company.
4.	Offices are most vulnerable during lunch time and right before closing. At these times, there is often a lot of movement, and people are frequently away from their desks.
5.	Occasionally examine your wastebasket contents at the end of the day to see if any equipment or valuables have been secreted for removal later.
6.	Put serial numbers on all business equipment and record in a safe place to aid police in locating the equipment if it is stolen.
7.	If an employee is terminated for any reason, consider changing your cylinders on the lock, resetting any safe or vault combinations they may have been entrusted with and canceling any security access codes through building security.
8.	Keys kept on a key ring should never have an identifying tag. If they are lost, they may easily be used by thieves to access your property.
9.	If your firm will be closed when the rest of the building is normally open, arrange for building personnel to have your mail and papers collected. A stack of newspapers outside your suite door is a clear signal that the premises are not occupied.
10.	No deliveries shall be made on the sidewalk or corridors of the building.
11.	Never leave your reception area unattended when your suite entry door is unlocked.
12.	Consider having routine background checks done on prospective employees as an additional precaution.